Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of Irwin Financial Corporation of our report dated March 8, 2005, except for the restatement described in Note 2 to the consolidated financial statements and the matter described in the third and fourth paragraphs of Management’s Report on Internal Control Over Financial Reporting as to which the date is January 5, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP

New York, New York
January 5, 2006
Registration Statements:
No. 33-8506 on Form S-8 effective September 25, 1986
No. 33-25931 on Form S-8 effective November 28, 1988
No. 33-32783 on Form S-8 effective January 11, 1990
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990
No. 33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990
No. 33-47680 on Form S-8 effective May 5, 1992
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994
No. 33-62671 on Form S-8 effective September 15, 1995
No. 33-62669 on Form S-8 effective September 15, 1995
No. 333-26197 on Form S-8 effective April 30, 1997
No. 333-80777 on Form S-8 effective June 16, 1999
No. 33-80800, as amended by Post-Effective Amendment No. 1 effective May 19, 2000
No. 333-41740 on Form S-8 effective July 19, 2000
No. 333-60748 on Form S-8 effective May 11, 2001
No. 333-69156 on Form S-8 effective September 7, 2001
No. 333-115064 on Form S-8 effective April 30, 2004
No. 333-115066 on Form S-8 effective April 30, 2004
No. 333-115565 on Form S-8 effective May 17, 2004
No. 333-115566 on Form S-8 effective May 17, 2004